Q4 Fiscal Year 2021 Financial Results Conference Call May 26, 2021 David J. Wilson President and Chief Executive Officer Gregory P. Rustowicz Vice President – Finance & Chief Financial Officer

2 Safe Harbor Statement These slides, and the accompanying oral discussion (together, this “presentation”), contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning: future sales, earnings and plans; the success of the integration of Dorner Mfg. Corp. (“Dorner”) into Columbus McKinnon Corporation (the “Company”, “Columbus McKinnon”, “CMCO” or “our”) to achieve cost and revenue synergies and the amount of such synergies; the ability of the Company to achieve market success and earnings per share accretion expectations; the ability of the Company to achieve its Blueprint for Growth 2.0 strategy; and the amount of integration costs, involve known and unknown risks, and are based upon current information and expectations. Actual results may differ materially from those anticipated if the information on which those estimates were based ultimately proves to be incorrect or as a result of certain risks and uncertainties that could cause our actual results to differ materially from the results expressed or implied by such statements, including the integration of Dorner into the Company to achieve cost and revenue synergies, the ability of the Company and Dorner to achieve revenue expectations, global economic and business conditions including the impact of COVID-19, conditions affecting the industries served by us and our subsidiaries, conditions affecting our customers and suppliers, competitor responses to our products and services, the overall market acceptance of such products and services, facility consolidations and other restructurings, the ability to expand into new markets and geographic regions, foreign currency fluctuations, the integration of acquisitions, including the acquisition of Dorner, and other factors disclosed in our periodic reports filed with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded as our current plans, estimates and beliefs. Except as required by applicable law, we do not undertake and specifically decline any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Non-GAAP Financial Measures This presentation will discuss some non-GAAP (“adjusted”) financial measures which we believe are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The non-GAAP (“adjusted”) measures are noted and reconciliations of comparable GAAP with non-GAAP measures can be found in tables included in the Supplemental Information portion of this presentation.

Execution of strategy delivered solid quarterly results nearing pre-pandemic levels • Responsiveness to customer requirements and continued sequential recovery delivered sales of $186.2 million • Operating income of $14.2 million and operating margin of 7.6% during the quarter • Adjusted operating income at $18.9 million; approached pre-pandemic adjusted operating margin at 10.1% Strong cash generation reflected focus on working capital • Generated $26.9 million of cash from operations and $20.5 million of free cash flow (1) for the quarter • Flexible capital structure with net debt leverage ratio (2) of 0.61x at quarter end enabled ability to invest in growth Backlog of $171.7 million, excluding Dorner, increased 31% year-over-year and 13% sequentially • Strong sequential increase in quarterly order flow from both short-cycle and project businesses to $208.8 million 3 Successful Finish to Unprecedented Year Strong finish for fiscal 2021 and well positioned for solid performance in fiscal 2022 (1)Free cash flow is a non-GAAP measure defined as cash provided by operating activities minus capital expenditures (2)Net debt leverage ratio is defined as Net Debt / TTM Adjusted EBITDA

Successfully closed acquisition and completed refinancing • Added specialty conveying to intelligent motion solutions offerings • Pro forma net leverage ratio of 3.4x(1); financial flexibility to drive strategic growth framework Enhanced growth profile in attractive markets • Specialty conveying backlog more than doubled to $39.5 million Y/Y at April 30 • Strong demand from e-warehousing, life sciences and food processing New product development strengthening competitive advantages • Organic N-3 revenue grew 22% in fiscal 2021 • Dorner brings innovation and differentiated technology to expand N-3 potential 4 Executing Blueprint for Growth 2.0 Strategy Accelerating growth through Blueprint for Growth 2.0 strategy (1)Pro forma net debt leverage ratio is defined as Net Debt / pro forma TTM Adjusted EBITDA as of 3/31/2021

5 Q4 FY21 Sales Bridge Net Sales Leading market position and improving landscape reflected in continued recovery $809.2 $649.6 FY 2020 FY 2021 Quarter Q4 FY20 Sales $ 189.5 Volume (11.1) (5.8)% Pricing 1.9 1.0% Foreign currency translation 5.9 3.1% Total change $ (3.3) (1.7)% Q4 FY21 Sales $ 186.2 Note: Components may not add to totals due to rounding ($ in millions) $189.5 $139.1 $157.8 $166.5 $186.2 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21

$66.2 $44.8 $56.0 $55.3 $64.1 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 6 Solid gross margin in a challenging environment Gross Profit & Margin 34.9% 32.2% 33.2%35.5% 34.4% Quarter Gross Profit Bridge Quarter Q4 FY20 Gross Profit $ 66.2 Foreign currency translation 2.1 Pricing, net of material cost inflation 1.7 Factory closures 1.3 Business realignment costs 0.5 Product liability 0.3 Tariffs 0.1 Sales volume and mix (3.6) Productivity, net of other cost changes (4.5) Total Change $ (2.1) Q4 FY21 Gross Profit $ 64.1 ($ in millions) $283.2 $220.2 FY 2020 FY 2021 35.0% 33.9%

7 RSG&A $22.3 $18.7 $18.6 $18.8 $20.8 $21.2 $18.4 $15.6 $19.9 $22.2 $2.9 $2.8 $2.9 $3.0 $3.7 $46.3 $39.9 $37.0 $41.7 $46.7 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 Selling G&A R&D Controlling costs as sales volume continues to increase ($ in millions) Quarterly RSG&A in line with guidance • Q4 FY21 includes $4 million of Dorner acquisition costs • Incentive compensation up $2.3 million year/year Fiscal year reduction in RSG&A depicts cost savings taken to protect earnings and preserve cash • Reflects permanent cost take out of approximately $2 million per quarter from organic business Q1 FY22 RSG&A estimate of approximately $50 million (1) includes addition of Dorner • Excludes approximately $8 million of one-time transaction related costs (1)RSG&A guidance provided May 26, 2021. Excludes business realignment, integration, acquisition and other one-time costs $91.1 $76.9 $77.9 $76.0 $11.3 $12.4 $180.2 $165.3 FY 2020 FY 2021 Note: Components may not add to totals due to rounding

8 Q4 FY21 operating income of $14.2 million Operating Income • Adjusted operating income nearing pre-pandemic levels Solid FY21 operating income despite pandemic • Volume decline of 21.9% due to COVID-19 Amortization expense expected to be approximately $6.5 million per quarter in FY 22 including Dorner Expect operating leverage to expand as volume continues to grow ($ in millions) Operating Income & Margin Adjusted Operating Income & Margin $20.2 $5.0 $14.0 $11.2 $18.9 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 8.9% 10.1%10.7% 3.6% 6.7% $16.7 $1.8 $15.8 $10.4 $14.2 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 10.0% 7.6%8.8% 1.3% 6.3% Operating Income & OI Margin (GAAP and Adjusted) $89.8 $42.3 $97.7 $49.0 FY20 FY21 Operating Income Non-GAAP Adjustments 12.1% 7.5%

9 Q4 FY21 net income of $9.6 million Earnings Per Share Adjusted EPS GAAP Diluted EPS $0.39 ($0.12) ($0.17) $0.27 $0.39 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 $0.58 $0.07 $0.34 $0.26 $0.50 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 Adj. net income of $12.2 million in the quarter • Adjusted for $4.0 million of Dorner acquisition deal costs FY22 non-GAAP adjusted tax rate: 22% (1) Q1 FY22 interest expense of $7.5 million (1) Q1 FY22 diluted shares outstanding: 27.2 million (1) (1)Guidance on tax rate, interest expense, and number of diluted shares outstanding provided on May 26, 2021 $2.50 $0.38 $2.78 $1.16 FY20 FY21 GAAP Diluted EPS Non-GAAP EPS Adjustments GAAP Diluted & Adjusted EPS Expect Dorner to add $0.05 to $0.10 EPS accretion in fiscal 2022

10 Adjusted EBITDA Margin Solid adjusted EBITDA margin in challenging environment Adjusted EBITDA & ROIC Return on Invested Capital (ROIC)(1) Dorner accelerates attainment of adjusted EBITDA margin target by one year 15.1% 15.7% 11.9% FY19 FY20 FY21 11.3% 11.7% 6.6% FY19 FY20 FY21 (1)ROIC is a non-GAAP measure defined as adjusted income from operations, net of taxes at a 22% normalized rate, for the trailing four quarters divided by the average of debt plus equity less cash (average capital) for the trailing five quarters. • Q4 FY2021 Adjusted EBITDA margin of 13.9% down 50 basis points from prior year on 6% lower volume • Continuing to target 19% Adjusted EBITDA margin post COVID-19 recession • Expect to achieve target during FY 2023 Target for return on invested capital adjusted for acquisition • FY 2021 ROIC impacted by COVID • Targeting ROIC > WACC in FY 2023

$55.1 $67.2 $97.4 $86.6 FY18 FY19 FY20 FY21 11 Free Cash Flow(2) Cash Flow • Strategy deployment drove working capital reduction • Capital expenditures of $12.3 million in FY 2021 • FY22 expected CapEx: $20 to $25 million including Dorner (1) Three Months Ended Year Ended 3/31/21 3/31/20 3/31/21 3/31/20 Net cash provided by operating activities $26.9 $36.5 $98.9 $106.8 CapEx (6.4) (2.7) (12.3) (9.4) Free cash flow (FCF)2 $20.5 $33.9 $86.6 $97.4 Free cash flow conversion >300% driven by working capital improvements Note: Components may not add to totals due to rounding (1)Capital expenditure guidance provided May 26, 2021 (2)Free cash flow is a non-GAAP measure defined as cash provided by operating activities minus capital expenditures ($ in millions)

12 Capital Structure Successfully financed acquisition with equity and debt • Initial bridge loan of $650 million to fund acquisition • Issued equity to de-lever balance sheet • Upsized public offering with net proceeds of ~$198.7 million • Refinanced debt with new Term Loan B of $450 million Pro forma net leverage ratio of 3.4x(1) At end of April, liquidity was ~$155 million Expect to quickly de-lever to target net leverage ratio of 2.0x within two years CAPITALIZATION March 31, 2021 March 31, 2020 Pro forma March 31, 2021 Cash and cash equivalents $ 202.1 $ 114.5 $ 89.6 Total debt 249.0 251.3 459.2 Total net debt 46.8 136.9 369.6 Shareholders’ equity 530.1 463.6 1,013.5 Total capitalization $ 779.1 $ 714.9 $ 1,472.7 Debt/total capitalization 32.0% 35.2% 31.2% Net debt/net total capitalization 8.1% 22.8% 26.7% (1)Net debt leverage ratio is defined as Net Debt / TTM Adjusted EBITDA ($ in millions)

13 Outstanding orders of $208.8 million Backlog of $171.7 million, up 31% Orders and Backlog • 24% sequential and 6% year-over-year increases • Up 32% in project business and 16% short cycle, sequentially • Year-over-year increase of total backlog driven by both project and short-cycle businesses • Backlog at end of April was $223 million with Dorner Strong orders and backlog growth sets up FY22 ($ in millions) $197.3 $137.4 $172.7 $168.7 $208.8 1.04x 0.99x 1.09x 1.01x 1.12x Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 Orders Book:Bill (1)Long-term backlog is expected to ship beyond three months $49.1 $52.8 $60.8 $62.1 $68.0 $81.9 $77.9 $85.8 $90.3 $103.7 $131.0 $130.7 $146.6 $152.4 $171.7 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 Long Term Backlog Short Term Backlog(1)

14 2.0 Strategy defines growth framework and enables scalability Outlook and Perspective Q1 FY2022 outlook • Expect Q1 FY22 net sales in range of $212 million to $217 million with Dorner Dorner entering fiscal 2022 with strong backlog • Strong bookings trend in e-commerce, life sciences and food processing • Confident in growth and profit potential Addressing inflation and supply chain challenges • Announced additional price increases • Actively managing suppliers Driving progress and building momentum • Focused on organic growth initiatives • Active and growing M&A pipeline

Blueprint for Growth 2.0 Pivot Columbus McKinnon toward growth: Organic and Inorganic 15 Strategy to deliver growth, financial performance and shareholder value

Q4 Fiscal Year 2021 Financial Results Conference Call May 26, 2021 David J. Wilson President and Chief Executive Officer Gregory P. Rustowicz Vice President – Finance & Chief Financial Officer

Supplemental Information

18 Conference Call Playback Info Replay Number: 412-317-6671 passcode: 13718341 Telephone replay available through June 2, 2021 Webcast / PowerPoint / Replay available at investors.columbusmckinnon.com Transcript, when available, at investors.columbusmckinnon.com

Adjusted Gross Profit Reconciliation

($ in thousands)	Quarter					Fiscal Year	
	Q4 FY20	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	2021	2020
GAAP gross profit	$ 66,209	$ 44,797	$ 56,025	$ 55,315	$ 64,088	$ 220,225	$ 283,186
Add back (deduct):							
Factory closures	1,349	1,928	493	250	—	2,671	2,800
Business realignment costs	774	329	—	237	264	830	1,037
Insurance settlement	(15)	—	—	—	—	—	(382)
Gain on sale of building	—	—	(2,189)	—	—	(2,189)	—
Non-GAAP adjusted gross profit	$ 68,317	$ 47,054	$ 54,329	$ 55,802	$ 64,352	$ 221,537	$ 286,641
Sales	189,486	139,070	157,790	166,547	186,235	649,642	809,162
Gross margin – GAAP	34.9%	32.2%	35.5%	33.2%	34.4%	33.9%	35.0%
Adjusted gross margin – Non-GAAP	36.1%	33.8%	34.4%	33.5%	34.6%	34.1%	35.4%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company's gross profit to that of other companies.

© 2021 COLUMBUS McKINNON CORPORATION

19

Adjusted Income from Operations Reconciliation

($ in thousands)	Quarter					Fiscal Year	
	Q4 FY20	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	2021	2020
GAAP income from operations	$ 16,664	$ 1,789	$ 15,820	$ 10,447	$ 14,199	$ 42,255	$ 89,824
Add back (deduct):							
Acquisition deal costs	—	—	—	—	3,951	3,951	—
Factory closures	1,621	2,256	747	469	306	3,778	4,709
Business realignment costs	1,755	821	—	237	412	1,470	2,831
Insurance recovery legal costs	160	141	88	—	—	229	585
Loss on sales of businesses	—	—	—	—	—	—	176
Insurance settlement	(15)	—	—	—	—	—	(382)
Gain on sale of building	—	—	(2,638)	—	—	(2,638)	—
Non-GAAP adjusted income from operations	$ 20,185	$ 5,007	$ 14,017	$ 11,153	$ 18,868	$ 49,045	$ 97,743
Sales	189,486	139,070	157,790	166,547	186,235	649,642	809,162
Operating margin – GAAP	8.8%	1.3%	10.0%	6.3%	7.6%	6.5%	11.1%
Adjusted operating margin – Non-GAAP	10.7%	3.6%	8.9%	6.7%	10.1%	7.5%	12.1%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company's income from operations to that of other companies.

© 2021 COLUMBUS McKINNON CORPORATION

20

Adjusted Net Income Reconciliation

($ in thousands, except per share data)	Quarter					Fiscal Year	
	Q4 FY20	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	2021	2020
GAAP net income (loss)	$ 9,244	$ (2,969)	$ (4,104)	$ 6,594	$ 9,585	$ 9,106	$ 59,672
Add back (deduct):							
Acquisition deal costs	—	—	—	—	3,951	3,951	—
Non-cash pension settlement expense	—	2,722	16,324	—	—	19,046	—
Factory closures	1,621	2,256	747	469	306	3,778	4,709
Business realignment costs	1,755	821	—	237	412	1,470	2,831
Insurance recovery legal costs	160	141	88	—	—	229	585
Loss on sales of businesses	—	—	—	—	—	—	176
Insurance settlement	(15)	—	—	—	—	—	(382)
Gain on sale of building	—	—	(2,638)	—	—	(2,638)	—
Normalize tax rate to 22%[(1)]	1,050	(1,405)	(2,327)	(1,126)	(2,074)	(6,931)	(1,232)
Non-GAAP adjusted net income	$ 13,815	$ 1,566	$ 8,090	$ 6,174	$ 12,180	$ 28,011	$ 66,359
Average diluted shares outstanding	23,938	23,922	24,123	24,201	24,384	24,173	23,855
Diluted income (loss) per share – GAAP	$0.39	$(0.12)	$(0.17)	$0.27	$0.39	$0.38	$2.50
Diluted income per share – Non-GAAP	$0.58	$0.07	$0.34	$0.26	$0.50	$1.16	$2.78

[(1)]Applies normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company's net income and diluted EPS to that of other companies.

© 2021 COLUMBUS McKINNON CORPORATION

21

Adjusted EBITDA Reconciliation

($ in thousands)	Quarter					Fiscal Year	
	Q4 FY20	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	2021	2020
GAAP net income (loss)	$ 9,244	$ (2,969)	$ (4,104)	$ 6,594	$ 9,585	$ 9,106	$ 59,672
Add back (deduct):							
Income tax expense (benefit)	4,947	(963)	(45)	616	1,362	970	17,484
Interest and debt expense	3,200	3,188	3,018	2,986	2,889	12,081	14,234
Investment (income) loss	48	(577)	(357)	(495)	(264)	(1,693)	(891)
Foreign currency exchange (gain) loss	(996)	84	397	602	(142)	941	(1,514)
Other (income) expense, net	221	3,026	16,911	144	769	20,850	839
Depreciation and amortization expense	7,135	7,081	7,129	6,993	6,950	28,153	29,126
Acquisition deal costs	—	—	—	—	3,951	3,951	—
Factory closures	1,621	2,256	747	469	306	3,778	4,709
Business realignment costs	1,755	821	—	237	412	1,470	2,831
Insurance recovery legal costs	160	141	88	—	—	229	585
Loss on sales of businesses	—	—	—	—	—	—	176
Insurance settlement	(15)	—	—	—	—	—	(382)
Gain on sale of building	—	—	(2,638)	—	—	(2,638)	—
Non-GAAP adjusted EBITDA	$ 27,320	$ 12,088	$ 21,146	$ 18,146	$ 25,818	$ 77,198	$ 126,869
Sales	$ 189,486	$ 139,070	$ 157,790	$ 166,547	$ 186,235	$ 649,642	$ 809,162
Net income (loss) margin – GAAP	4.9%	(2.1)%	(2.6)%	4.0%	5.1%	1.4%	7.4%
Adjusted EBITDA margin – Non-GAAP	14.4%	8.7%	13.4%	10.9%	13.9%	11.9%	15.7%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company's financial statements.

© 2021 COLUMBUS McKINNON CORPORATION

22

23 Return on Invested Capital (ROIC) Reconciliation ROIC is defined as adjusted income from operations, net of taxes at a 22% normalized rate, for the trailing four quarters divided by the average of debt plus equity less cash (average capital) for the trailing five quarters. ROIC is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as ROIC, is important for investors and other readers of the Company’s financial statements. ($ in thousands) Fiscal Year 2020 2021 GAAP income from operations $ 89,824 $ 42,255 Add back (deduct): Acquisition deal costs — 3,951 Factory closures 4,709 3,778 Business realignment costs 2,831 1,470 Insurance recovery legal costs 585 229 Loss on sales of businesses 176 — Insurance settlement (382) — Gain on sale of building — (2,638) Non-GAAP adjusted income from operations $ 97,743 $ 49,045 Non-GAAP adjusted income from operations, net of normalized tax rate of 22% $ 76,240 $ 38,255 Trailing five quarter averages: Total debt 273,146 260,130 Total shareholders’ equity 459,044 487,523 Cash and cash equivalents 79,450 168,599 Net total capitalization $ 652,740 $ 579,054 Return on invested capital (ROIC) – Non-GAAP 11.7% 6.6%

24 U.S. Capacity Utilization Eurozone Capacity Utilization Industrial Capacity Utilization Source: The Federal Reserve Board Source: European Commission 60% 65% 70% 75% 80% Manufacturing Total 74.1% (Manufacturing) & 74.9% (Total) April 2021(1) 65% 67% 69% 71% 73% 75% 77% 79% 81% 83% 85% 82.5% Q2 2021 (1)April 2021 numbers are preliminary

25 ISM Production Index Source: Institute of Supply Chain Management 25% 30% 35% 40% 45% 50% 55% 60% 65% 70% 62.5% April 2021

Q4 Fiscal Year 2021 Financial Results Conference Call May 26, 2021